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                CONSENT OF INDEPENDENT AUDITORS

          We consent to the use of our report dated July 17, 1998, accompanying the financial statements of the Morgan Stan-ley Dean Witter Select Equity Trust, The Competitive Edge Best Ideas Portfolio July 1998, included herein and to the reference to our Firm as experts under the heading "Auditors" in the pro-spectus which is a part of this registration statement.

                                   Deloitte & Touche LLP
                                   ---------------------
                                   Deloitte & Touche LLP



July 17, 1998
New York, New York